UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
——————————————

FORM 8-K/A
——————————————

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 17, 2024

——————————————
ZENTALIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
——————————————

Delaware	001-39263	82-3607803
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
10275 Science Center Drive, Suite 200
San Diego, California 92121
(Address of principal executive offices) (Zip Code)
(858) 263-4333
(Registrant’s telephone number, include area code)
N/A
(Former name or former address, if changed since last report)
——————————————
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZNTL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
This Amendment No. 1 to Current Report on Form 8-K (this “Form 8-K/A”) is being filed by Zentalis Pharmaceuticals, Inc. (the “Company”) to amend the Current Report on Form 8-K filed by the Company on November 13, 2024 (the “Original 8-K”). The Original 8-K disclosed, among other matters, the appointment of Scott Myers as a member of the Board of Directors (the “Board”) of the Company. Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Form 8-K/A is being filed solely to disclose a committee appointment for Mr. Myers and the additional compensation related to such committee appointment, which had not been determined at the time of filing the Original 8-K. No other changes have been made to the Original 8-K.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Committee Appointment
On December 17, 2024, the Board appointed Mr. Myers as a member of the Compensation Committee of the Board (the "Compensation Committee"), effective immediately.
Mr. Myers is entitled to receive an annual retainer of $7,500 for his service as a member of the Compensation Committee in accordance with the Company's Non-Employee Director Compensation Program.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENTALIS PHARMACEUTICALS, INC.

Date: December 19, 2024	By:	/s/ Julie Eastland
Julie Eastland
President and Chief Executive Officer